EXHIBIT 10.118

                            Glimcher Realty Trust and
                            -------------------------
                     Glimcher Properties Limited Partnership
                     ---------------------------------------


                       EMPLOYMENT AND CONSULTING AGREEMENT
                       -----------------------------------

                                      with
                                      ----

                                Herbert Glimcher
                                ----------------

                                 Amendment No. 1
                                 ---------------


     This Amendment No. 1 (the "Amendment") to the Employment & Consulting Agreement ("Agreement") is made as of this 25th day of July 2007 (the "Effective Date"), by and between GLIMCHER REALTY TRUST, a Maryland real estate investment trust with offices at 150 East Gay Street, Columbus, Ohio 43215 (the "Trust"), GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership with offices at 150 East Gay Street, Columbus, Ohio 43215 (the "Partnership"; together with the Trust, the "Company"), and HERBERT GLIMCHER, an individual residing at 10 North Drexel Avenue, Columbus, OH 43209 ( "Glimcher").

     WHEREAS, Glimcher presently serves as the Chairman of the Board of Trustees and Senior Advisor to the Trust and as the Chairman of the Board of Directors of Glimcher Properties Corporation ("Corporation"), the general partner of the Partnership;

     WHEREAS, Glimcher holds certain unexercised non-qualified stock options from the Trust's Amended and Restated 1997 Incentive Plan (the "Options" and as listed in Exhibit A hereto) that are scheduled to expire ninety (90) days following the termination of Glimcher's employment under the Agreement;

     WHEREAS, Glimcher and the Company have agreed that upon Glimcher's request, the Company will further extend the term of certain of the Options (the "Extension");

     WHEREAS, Glimcher and the Company have agreed that the compensation that Glimcher receives from the Trust pursuant to Section 8 of the Agreement shall be reduced by the eventual compensation expense recognized by the Trust as a result of the Extension (the "Payment Adjustment"); and

     WHEREAS, Glimcher and the Company desire to set forth the terms and conditions of the Payment Adjustment and such other additional modifications to the Agreement in this Amendment.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions provided herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

     1. Definition of Disability. Section 2(c) of the Agreement, is hereby deleted in its entirety and amended to read as follows:


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     (c) Disability. Disability shall mean that Glimcher is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, 1) unable to engage in any substantial gainful activity, or 2) receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan of the Company. Alternatively, Mr. Glimcher will be considered disabled if determined to be totally disabled by the Social Security Administration, or such successor agency ("Disability"). The determination of whether Glimcher has suffered a Disability shall be made by the Board of Trustees of the Trust. In the event the Company gives notice of termination of Glimcher's employment based on Disability (the "Disability Notice"), Glimcher or his representative may contest the termination and cause a determination of Disability to be made by Glimcher's medical doctor, provided that such determination is made by written notice thereof setting forth such doctor's reasons for his determination and given to the Company within thirty (30) days following receipt of the Disability Notice. In the event Glimcher's medical doctor disagrees with the Company's determination of Disability, the Company may, within ten (10) days following notice of such disagreement, cause a determination of Disability to be made by a medical doctor selected by the Company. If the two medical doctors do not agree with regard to the determination of Disability, they shall mutually choose a third medical doctor to examine Glimcher, and the Disability determination of such third medical doctor shall be binding upon both the Company and Glimcher. Glimcher shall cooperate with the Company, including submitting to such medical examinations and testing as the Company shall reasonably deem necessary and making the results of such examinations and testing available to the Company.

     2. Extension of Options. Section 4 of the Agreement is hereby amended to add the following section:

     (c) If, following the termination of his employment under the Agreement, Glimcher has not exercised all of the unexercised non-qualified stock options that he holds under the 1997 Plan (the "Options") and submits a written request to the Trust's Executive Compensation Committee (the "Committee") requesting an extension (the "Request") no less than one (1) business day before the respective Option's then current expiration date, then the Options to which such Request relates shall be extended to the date that is the earlier of either: (i) the respective option's Original Expiration Date (as shown in Exhibit A hereto) or (ii) the third anniversary of the date that Glimcher's employment terminates under the Agreement; provided that Glimcher is not in violation of any provision of the Agreement at the time the Committee receives the Request. The date of the Request will establish the measurement date used to determine the compensation expense as set forth in Section 8(f) of this Agreement. Glimcher may submit multiple Requests pertaining to any of the Options pursuant to this Section 4(c), but no one grant of the Options listed in Exhibit A may be the subject of more than one (1) Request.

     3. Compensation Expense. Section 8 of the Agreement is hereby amended to add the following section:

     (f) Set-Off for Compensation Expense. The Trust may, at its option, reduce the amount of any payment(s) that it makes to Glimcher pursuant to this
     Section 8 by the amount of compensation expense (the "Expense") that it recognizes, as determined in accordance with generally accepted accounting


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     principles following the conclusion of the Trust's fiscal year-end financial audit as conducted by the Trust's independent registered public accounting firm, in connection with the extension of the term for certain Options under Section 4(c). If Glimcher's employment is terminated pursuant to Section 8(d) of the Agreement or Glimcher materially breaches Section 7(a) of the Agreement, then the portion of the Expense that has not been subtracted from any of the payments payable under Section 8 of the Agreement shall be due and payable by Glimcher to the Trust.

     4. Conflicts. If there is any inconsistency between the terms of this Amendment and the terms of the Agreement, then the Agreement's terms shall completely supersede and replace the conflicting terms of this Amendment.

     5. Definitions; Effect of Amendment. All capitalized terms, not otherwise defined herein, shall have the meanings ascribed to them in the Agreement. Except as otherwise stated herein, all of the other provisions of the Agreement not changed by this Amendment shall remain in full force and effect.

     6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

     7. Entire Agreement. This Amendment and the Agreement sets forth the entire agreement of the parties and is intended to supersede all prior employment negotiations, understandings and agreements has to the matters stated herein. No provision of this Amendment or the Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change. The parties agree that this Amendment may be modified, if and as deemed necessary and appropriate, to comply with Section 409A of the Internal Revenue Code.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GLIMCHER REALTY TRUST

By: /s/ Mark E. Yale
    ----------------
    Name:  Mark E. Yale
    Title: Executive Vice President, Chief        By: /s/ Herbert Glimcher
           Financial Officer & Treasurer              --------------------
                                                      Herbert Glimcher

GLIMCHER PROPERTIES LIMITED PARTNERSHIP
    By:  GLIMCHER PROPERTIES CORPORATION, its
         general partner

By: /s/ Mark E. Yale
    ----------------
    Name:  Mark E. Yale
    Title: Executive Vice President, Chief
           Financial Officer & Treasurer



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
                                            Exhibit A

-------------------------------------------------------------------------------------------------
  Grant Date        Expiration          Original        Exercise        Options       Remaining
                       Date            Expiration         Price       Received on    Unexercised
                                          Date                        Grant Date       Options
-------------------------------------------------------------------------------------------------
March 12, 2004    August 31, 2007    March 11, 2014      $26.69         117,580        117,580
-------------------------------------------------------------------------------------------------



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